Form **BCA-2.10** | **ARTICLES OF INCORPORATION** | 6193-6947

(Rev. Jan. 1999)
Jesse White
Secretary of State
Department of Business Services
Springfield, IL 62756
http://www.sos.state.il.us

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A.'s check or money order, payable to "Secretary of State."

This space for use by Secretary of State

FILED

DEC 12 2001

JESSE WHITE
SECRETARY OF STATE

PAID

EXPEDITED
DEC 1 ...
SECRETARY OF STATE

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 12-12-01
Franchise Tax $ 25
Filing Fee $ 75
Approved: AGR 100

1. CORPORATE NAME: USF Technology Services Inc.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: Richard (First Name) C. (Middle Initial) Pagano (Last Name)

Initial Registered Office: 8550 W. Bryn Mawr, (Number / Street) 700 (Suite #)
Chicago (City) IL Cook (County) 60631 (Zip Code)

CP0743011

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful purposes for which corporations may be incorporated under this Illinois Business Corporation Act of 1983.

44

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$ NPV	1,000	1,000	$ 1,000

TOTAL = $ 1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

Not Applicable

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ____________.
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ____________
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ____________
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ ____________
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ ____________

7. *OPTIONAL:* *OTHER PROVISIONS*
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 11, 2001
(Month & Day) *Year*

Signature and Name	Address		
1. [signature] *Signature*	1. 8550 W. Bryn Mawr, Suite 700 *Street*		
Richard C. Pagano *(Type or Print Name)*	Chicago, *City/Town*	Illinois *State*	60631 *ZIP Code*
2. ____ *Signature*	2. ____ *Street*		
____ *(Type or Print Name)*	*City/Town*	*State*	*ZIP Code*
3. ____ *Signature*	3. ____ *Street*		
____ *(Type or Print Name)*	*City/Town*	*State*	*ZIP Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
- The filing fee is $75.
- The **minimum total due** (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
Illinois Secretary of State Springfield, IL 62756
Department of Business Services Telephone (217) 782-9522 or 782-9523

FORM **BCA 5.10/5.20** (rev. Dec. 2003)
STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-3647
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILED
AUG 0 1 2005
JESSE WHITE
SECRETARY OF STATE

PAID
AUG 0 2 2005
DEPARTMENT OF BUSINESS SERVICES

File # 6193-694-7 Filing Fee: $25 Approved: Bh

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

CP0599185

1. Corporate Name: USF Technology Services Inc.
2. State or Country of Incorporation: Illinois
3. Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent: Richard C Pagano (First Name / Middle Name / Last Name)

Registered Office: 8550 W Bryn Mawr Ste 700 (Number / Street / Suite No. (P.O. Box alone is unacceptable))
Chicago (City) 60631 (ZIP Code) Cook (County)

4. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent: C T Corporation System (First Name / Middle Name / Last Name)

Registered Office: 208 S LaSalle Street, Suite 814 (Number / Street / Suite No. (P.O. Box alone is unacceptable))
Chicago, IL 60604 (City / ZIP Code) Cook (County)

OK

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.
6. The above change was authorized by: ("X" one box only)
   a. ☒ Resolution duly adopted by the board of directors. (Note 5)
   b. ☐ Action of the registered agent. (Note 6)

SEE REVERSE FOR SIGNATURE(S).

7. If authorized by the board of directors, sign here. See Note 5 below.
The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated 7/18, 2005 USF Technology Services Inc.
Month & Day Year Exact Name of Corporation

Richard C Pagano
Any Authorized Officer's Signature

RICHARD C PAGANO, SECRETARY
Name and Title (type or print)

If change of registered office by registered agent, sign here. See Note 6 below.
The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated ______________, ______ ______________________
Month & Day Year Exact Name of Corporation

____
Name (type or print)
If Registered Agent is a corporation,
Name and Title of officer who is signing on its behalf.

NOTES

1. The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.
2. The registered office must include a street or road address (P.O. Box alone is unacceptable).
3. A corporation cannot act as its own registered agent.
4. If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State.
5. Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.
6. The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.